UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 19, 2012

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2012, UGI Energy Services, Inc. ("UGIES"), an indirect, wholly owned subsidiary of UGI Corporation ("Registrant"), and Energy Services Funding Corporation ("ESFC"), a wholly owned special purpose subsidiary of UGIES, entered into Amendment No. 11 (the "Amendment") to the $200 million Receivables Purchase Agreement, dated as of November 30, 2001 (as amended, supplemented or modified from time to time, the "RPA"), among UGIES, as servicer, ESFC, as seller, Market Street Funding LLC, as issuer (the "Issuer"), and PNC Bank, National Association, as administrator. The Amendment provides for an extension of the scheduled expiration of the RPA from April 19, 2012 to April 18, 2013.

The underlying RPA was entered into in conjunction with a Purchase and Sale Agreement, dated as of November 30, 2001 (as amended, supplemented or modified from time to time, the "PSA") between UGIES and ESFC. Under the RPA, UGIES transfers, on an ongoing basis and without recourse, its trade accounts receivable to ESFC. ESFC, in turn, has in the past sold, and subject to certain conditions, may from time to time in the future sell, an undivided interest in some or all of the receivables to the Issuer. ESFC’s and UGIES’ obligations under the RPA and PSA are secured by all receivables under the receivables pool, as well as the related security, the collections thereof and the lock-box accounts into which the proceeds thereof are to be remitted.

As amended, the scheduled termination date of the RPA is April 18, 2013, although the RPA may terminate prior to such date upon a termination event. The RPA contains customary indemnifications by ESFC and UGIES, as servicer, as well as customary representations and warranties and affirmative and negative covenants applicable to ESFC as seller and UGIES as servicer for agreements of this type.

The PSA provides for customary termination events (in certain cases, with grace or cure periods), including, among other things, the event of nonpayment of amounts due under the RPA, a representation or warranty proving to have been incorrect when made, failure to comply with covenants and limitations on certain ratios with respect to receivables, and a change of control of UGIES or ESFC.

PNC Bank, National Association or its affiliates has in the past, and may in the future, lend to the Registrant or its affiliates, provide other fee-based financial services and act in various agency roles under credit facilities of the Registrant or its affiliates. Affiliates of PNC Bank, National Association have in the past, and may in the future, provide the Registrant or its affiliates with investment banking and advisory services for which they have received, and in the future may receive, customary compensation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amendment No. 11, dated as of April 19, 2012, to Receivables Purchase Agreement, dated as of November 30, 2001 (as amended, supplemented or modified from time to time), by and among UGI Energy Services, Inc., as servicer, Energy Services Funding Corporation, as seller, Market Street Funding LLC, as issuer, and PNC Bank, National Association, as administrator.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

April 25, 2012	By:	Hugh J. Gallagher

Name: Hugh J. Gallagher
Title: Treasurer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 11, dated as of April 19, 2012, to Receivables Purchase Agreement, dated as of November 30, 2001 (as amended, supplemented or modified from time to time), by and among UGI Energy Services, Inc., as servicer, Energy Services Funding Corporation, as seller, Market Street Funding LLC, as issuer, and PNC Bank, National Association, as administrator.